                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 1, 1997

                           HIGHWOODS/FORSYTH LIMITED PARTNERSHIP


             (Exact name of registrant as specified in its charter)

                                   DELAWARE
                           (State of Organization)

                 1-13100                                 56-1869557
        (Commission File Number)             (IRS Employer Identification No.)

     3100 SMOKETREE COURT, SUITE 600                       27604
         RALEIGH, NORTH CAROLINA                         (Zip Code)
(Address of principal executive offices)

                                (919) 872-4924
             (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On October 1 and October 7, 1997, Highwoods/Forsyth Limited Partnership (the "Operating Partnership") closed substantially all of a previously announced business combination with Associated Capital Properties, Inc. ("ACP") and related portfolio acquisition (the "ACP Transaction"). The ACP Transaction includes the acquisition of a portfolio of 84 office properties encompassing 6.5 million rentable square feet (the "ACP Properties") and approximately 50 acres of land for development in six markets in Florida. To date, the Operating Partnership has completed the acquisition of all but one of the ACP Properties, Signature Plaza in Orlando, Florida. The Operating Partnership expects to complete the acquisition of Signature Plaza by October 17, 1997. (All information presented about the ACP Transaction assumes the acquisition of Signature Plaza.)

     The ACP Properties were 90% leased as of June 30, 1997. The ACP Properties include 82 office properties (78 of which are suburban) in Florida's four major markets, Orlando, Tampa, Jacksonville and South Florida, one 245,000-square foot suburban office property in Tallahassee and one 51,831-square foot office property in Ft. Myers. The ACP Properties include seven properties that ACP had under contract to purchase.

     Under the terms of the agreements relating to the ACP Transaction, the Operating Partnership merged with Associated Capital Properties, Inc. and acquired the ownership interests in the entities that own the ACP Properties for an aggregate purchase price of $617 million. The cost of the ACP Transaction consists of the issuance of 2,955,110 Common Units (valued at $32.50 per Common
Unit), the assumption of $481 million of mortgage debt ($391 million of which has been paid off by the Operating Partnership), the issuance of 117,265 shares (valued at $32.50 per share) of Common Stock of Highwoods Properties, Inc. (the "Company"), a capital expenditure reserve of $11 million and a cash payment of $25 million. All Common Units and Common Stock issued in the transaction are subject to restrictions on transfer or redemption which will expire over a three-year period. All lockup restrictions on the transfer of such Common Units or Common Stock issued to ACP and its affiliates will expire in the event of a change of control of the Company or a material adverse change in the financial condition of the Company. Such restrictions will also expire if James R. Heistand, former president of ACP, is not appointed or elected as a director of the Company prior to October 7, 1998. Also in connection with the ACP Transaction, the Company issued to certain affiliates of ACP warrants to purchase 1,479,290 shares of the Common Stock at $32.50 per share exercisable after October 1, 2002.

     Mr. Heistand has become a regional vice president of the Operating Partnership responsible for its Florida operations and an advisory member of the Company's investment committee. Mr. Heistand is expected to join the Company's Board of Directors and become a voting member of the Company's investment committee within the next year. Mr. Heistand has over 19 years of commercial real estate experience in Florida. Over 100 employees of ACP have joined the Operating Partnership, including the two other members of ACP's senior management team, Allen C. de Olazarra and Dale Johannes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    Following is a list of the financial statements, pro forma financial information and exhibits filed as a part of this report

      (a) Financial Statements of Businesses Acquired

          Associated Capital Properties Portfolio

            Report of Independent Auditors

            Combined Statements of Revenue and Certain Operating Expenses

            Notes to Combined Statements of Revenues and Certain Operating Expenses

          1997 Pending Acquisitions

            Report of Independent Auditors

            Combined Statements of Revenue and Certain Operating Expenses

            Notes to Combined Statements of Revenues and Certain Operating Expenses

     (b) Pro Forma Financial Information

         Unaudited Pro Forma Condensed Combining Financial Statements

         Pro Forma Condensed Combining Balance Sheet (unaudited) as of June 30, 1997

         Pro Forma Condensed Statement of Operations (unaudited) for the six months ended June 30, 1997

         Pro Forma Condensed Statements of Operations (unaudited) for the year ended December 31, 1996

         Notes to Pro Forma Condensed Combining Financial Statements

      (c) The following exhibits are filed as part of this report:

               2.1 Master Agreement of Merger and Acquisition by and among
                   Highwoods Properties, Inc., Highwoods/Forsyth Limited Partnership, Associated Capital Properties, Inc. and its shareholders dated August 27, 1997 (Incorporated by reference to the Company's current report on Form 8-K dated August 27, 1997).

              23.1 Consent of Coopers & Lybrand LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         HIGHWOODS/FORSYTH
                                         LIMITED PARTNERSHIP

                                         By: Highwoods Properties,
                                         Inc., its general partner

                                         /S/           CARMAN J. LIUZZO

                                         Carman J. Liuzzo
                                         Vice President and Chief Financial
                                         Officer

Date: October 16, 1997

                       INDEX TO THE FINANCIAL STATEMENTS

HIGHWOODS PROPERTIES, INC. UNAUDITED PRO FORMA FINANCIAL INFORMATION
Pro Forma Condensed Combining Balance Sheet (unaudited) as of June 30, 1997............................................    F-2
Notes to Pro Forma Condensed Combining Balance Sheet...................................................................    F-3
Pro Forma Condensed Combining Statement of Operations (unaudited) for the six months ended June 30, 1997...............    F-4
Notes to Pro Forma Condensed Combining Statement of Operations.........................................................    F-5
Pro Forma Condensed Combining Statement of Operations (unaudited) for the year ended December 31, 1996.................    F-6
Notes to Pro Forma Condensed Combining Statement of Operations.........................................................    F-7
ASSOCIATED CAPITAL PROPERTIES PORTFOLIO
Report of Independent Accountants......................................................................................    F-9
Combined Statements of Revenue and Certain Operating Expenses for the year ended December 31, 1996 and for the
  (unaudited) six months ended June 30, 1997...........................................................................   F-10
Notes to Combined Statements of Revenues and Certain Operating Expenses................................................   F-11
1997 PENDING ACQUISITIONS
Report of Independent Accountants......................................................................................   F-13
Combined Statements of Revenue and Certain Operating Expenses for the year ended December 31, 1996 and for the
  (unaudited) six months ended June 30, 1997...........................................................................   F-14
Notes to Combined Statements of Revenues and Certain Operating Expenses................................................   F-15

                           HIGHWOODS PROPERTIES, INC.

            PRO FORMA CONDENSED COMBINING BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                                               AUGUST 1997                                       PREFERRED
                                                                OFFERING                       COMMON STOCK        STOCK
                                             HISTORICAL (A)        (B)        ACP, INC. (C)    OFFERING (D)     OFFERING (E)
ASSETS
  Real estate assets, net.................     $1,664,751        $    --        $ 617,000        $      --       $       --
  Cash and cash equivalents...............         18,625         57,000          (25,477)          58,380               --
  Accounts and notes receivables..........         14,078             --               --               --               --
  Accrued straight line rent receivable...          8,682             --               --               --               --
  Other assets............................         31,402             --               --               --               --
                                               $1,737,538        $57,000        $ 591,523        $  58,380       $       --
LIABILITIES AND STOCKHOLDERS' EQUITY
  Mortgages and notes payable.............     $  647,473        $    --        $ 481,171        $(223,862)      $ (166,916)
  Accounts payable, accrued expenses and
     other................................         28,211             --           10,500               --               --
  Total liabilities.......................        675,684             --          491,671         (223,862)        (166,916)
  Minority interest.......................        171,759             --           96,041               --               --
  Preferred stock:
     Series A.............................        125,000             --               --               --               --
     Series B.............................             --             --               --               --          172,500
  Stockholders' equity:
     Common stock.........................            359             18                1               85               --
     Additional paid in capital...........        783,442         56,982            3,810          282,157           (5,584)
     Distributions in excess of net
       earnings...........................        (18,706)                             --               --               --
  Total Stockholders' equity..............        890,095         57,000            3,811          282,242          166,916
                                               $1,737,538        $57,000        $ 591,523        $  58,380       $       --

                                            PRO FORMA
ASSETS
  Real estate assets, net.................  $2,281,751
  Cash and cash equivalents...............     108,528
  Accounts and notes receivables..........      14,078
  Accrued straight line rent receivable...       8,682
  Other assets............................      31,402
                                            $2,444,441
LIABILITIES AND STOCKHOLDERS' EQUITY
  Mortgages and notes payable.............  $  737,866
  Accounts payable, accrued expenses and
     other................................      38,711
  Total liabilities.......................     776,577
  Minority interest.......................     267,800
  Preferred stock:
     Series A.............................     125,000
     Series B.............................     172,500
  Stockholders' equity:
     Common stock.........................         463
     Additional paid in capital...........   1,120,807
     Distributions in excess of net
       earnings...........................     (18,706)
  Total Stockholders' equity..............   1,400,064
                                            $2,444,441

                           HIGHWOODS PROPERTIES, INC.

        NOTES TO PRO FORMA CONDENSED COMBINING BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1997

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed combining balance sheet is presented as if the following transactions had been consummated on June 30, 1997: (a) the issuance of 1.8 million shares of Common Stock (the "August 1997 Offering"), (b) the completion of the proposed purchase of the stock of and merger with Associated Capital Properties, Inc. (together with its affiliates, "ACP") and the acquisition of an affiliated property portfolio (collectively, the "ACP Portfolio") (the "Merger"), (c) the completion of the acquisition of the seven properties that ACP has under contract to purchase (the "1997 Pending Acquisitions"), (d) the issuance of 8.5 million shares of Common Stock at an assumed price of $35 per share (the "Common Stock Offering") and (e) the issuance of 6.9 million shares of 8% Series B Cumulative Redeemable Preferred Shares at an assumed price of $25 per share (the "Preferred Stock Offering").

     The acquisitions have been or will be accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which may be subject to further refinement, including appraisals and other analyses. Management does not expect that the final allocation of the purchase prices for the above acquisitions will differ materially from the preliminary allocations.

     This unaudited pro forma condensed combining balance sheet should be read in conjunction with the pro forma condensed combining statement of operations of the Company for the six months ended June 30, 1997 and for the year ended December 31, 1996, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996, the unaudited financial statements and related notes of the Company included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and the financial statements and related notes of Associated Capital Properties Portfolio and 1997 Pending Acquisitions included herein.

     The pro forma condensed combining balance sheet is unaudited and not necessarily indicative of what the actual financial position would have been had the aforementioned transactions actually occurred on June 30, 1997, nor does it purport to represent the future financial position of the Company.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

      (a.) Represents the Company's historical balance sheet contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

      (b.) Reflects the net proceeds of the Company's August 1997 Offering of
           1.8 million shares of Common Stock.

      (c.) Reflects the allocation of the $ 617 million purchase price to the fair value of the net assets acquired in the Merger and the 1997 Pending Acquisitions (collectively, the "ACP Transaction"). The purchase price will consist of the issuance of 3,036,702 Common Units (valued at $32.50 per Common Unit), the assumption of $481 million of mortgage debt, the issuance of 90,342 shares of Common Stock (valued at $32.50 per share), a cash payment of $24 million and $11 million capital expenditure reserve.

      (d.) Reflects the issuance of 8.5 million shares of Common Stock in the Offering at an assumed offering price of $35 per share and the use of the net proceeds to pay off debt to be assumed in the ACP Transaction. In determining net proceeds from the Common Stock Offering, underwriting discounts and other offering costs have been assumed to equal $15.3 million.

      (e.) Reflects the issuance of 6.9 million shares of 8% Series B Cumulative
           Redeemable Preferred Shares at an assumed offering price of $25 per share and the use of the net proceeds to find the $24 million cash portion of the purchase price of and to repay debt assumed in the ACP Transaction. In determining net proceeds from the Preferred Stock Offering, underwriting discounts and other offering costs have been assumed to equal $5.6 million.

                           HIGHWOODS PROPERTIES, INC.

       PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           CENTURY CENTER                                          1997
                                            AND ANDERSON         OTHER            ACP            PENDING         PRO FORMA
                         HISTORICAL (A)   TRANSACTIONS (B)   OFFERINGS (C)   PORTFOLIO (D)   ACQUISITIONS (E)   ADJUSTMENTS
REVENUE:
Rental property........     $115,478          $  1,047          $    --         $34,691           $7,305         $   1,721(f)
Other Income...........        4,081                --               --             998               71                --
                             119,559             1,047               --          35,689            7,376             1,721
OPERATING EXPENSES:
Rental property........       31,588               317               --          16,449            3,216                --
Depreciation and
 amortization..........       19,900               715               --              --               --             6,013(g)
INTEREST EXPENSE:
 Contractual...........       22,516             1,358           (3,711)             --               --            16,438(h)
 Amortization of
  deferred financing
  costs................        1,122                --               --              --               --                --
                              23,638             1,358           (3,711)             --               --            16,438
General and
 administrative........        4,284                --               --              --               --                --
Income before minority
 interest..............       40,149            (1,343)           3,711          19,240            4,160           (20,730)
Minority interest......       (6,424)               --               --              --               --            (1,773)(i)
Income before
 extraordinary item and
 dividends on preferred
 shares................       33,725            (1,343)           3,711          19,240            4,160           (22,503)
Dividends on 8 5/8%
 Series A Redeemable
 Preferred Shares......       (4,102)               --           (1,289)             --               --                --
Dividends on 8% Series
 B Redeemable Preferred
 Shares................           --                --               --              --               --                --
Net income available
 for common
 shareholders before
 extraordinary
 item..................     $ 29,623          $ (1,343)         $ 2,422         $19,240           $4,160         $ (22,503)
Net income per common
 share.................     $   0.84
Weighted average
 shares................       35,375

                         PREFERRED      COMMON
                           STOCK        STOCK
                         OFFERING      OFFERING     PRO FORMA
REVENUE:
Rental property........   $    --      $     --     $ 160,242
Other Income...........        --            --         5,150
                               --            --       165,392
OPERATING EXPENSES:
Rental property........        --            --        51,570
Depreciation and
 amortization..........        --            --        26,628
INTEREST EXPENSE:
 Contractual...........    (5,425)(j)     (7,276)(l)    23,900
 Amortization of
  deferred financing
  costs................        --            --         1,122
                           (5,425)       (7,276)       25,022
General and
 administrative........        --            --         4,284
Income before minority
 interest..............     5,425         7,276        57,888
Minority interest......      (863)(i)     (1,302)(i)   (10,362)
Income before
 extraordinary item and
 dividends on preferred
 shares................     4,562         5,974        47,526
Dividends on 8 5/8%
 Series A Redeemable
 Preferred Shares......        --            --        (5,391)
Dividends on 8% Series
 B Redeemable Preferred
 Shares................    (6,900)(k)         --       (6,900)
Net income available
 for common
 shareholders before
 extraordinary
 item..................   $(2,338)     $  5,974     $  35,235
Net income per common
 share.................                             $    0.76
Weighted average
 shares................                                46,537

                           HIGHWOODS PROPERTIES, INC.

             NOTES TO PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed combining statement of operations is presented as if the following transactions had been consummated on January 1, 1996: (a) the completion of the merger with Anderson Properties, Inc. ("Anderson Properties") and the purchase of a portfolio of properties from affiliates of Anderson Properties (the "Anderson Transaction") and the purchase of Century Center Office Park and an affiliated property portfolio (the "Century Center Transaction"), (b) the completion of the offering of $125,000,000 of 8 5/8% Series A Cumulative Redeemable Preferred Shares and of $100,000,000 of Exercisable Put Option Securities (collectively the "Other Offerings"), (c) the completion of the Merger (d) the completion of the 1997 Pending Acquisitions,
(e) the issuance of 8.5 million shares of common stock at an assumed price of $35 per share (the "Common Stock Offering") and (f) the issuance of 6.9 million shares of 8% Series B Cumulative Redeemable Preferred Shares at an assumed price of $25 per share (the "Preferred Stock Offering").

     This unaudited pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed balance sheet of the Company as of June 30, 1997, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996, the unaudited financial statements and related notes of the Company included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and the financial statements and related notes of Associated Capital Properties Portfolio and 1997 Pending Acquisitions included herein.

     The pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the Company's actual results would have been had the aforementioned transactions actually occurred on January 1, 1996 nor does it purport to represent the future operating results of the Company.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

      (a.) Represents the Company's historical statement of operations contained in its Quarterly Report on Form 10-Q for the six months ended June 30, 1997.

      (b.) Reflects the historical statement of operations of Century Center
           Office Park and an affiliated portfolio ("Century Center") and Anderson Properties for the period from January 1, 1997 through the respective dates of their acquisition, adjusted on a pro forma basis for interest expense and depreciation expense.

      (c.) Reflects the estimated interest expense savings on $127.5 million of the Company's $280 million unsecured revolving line of credit (the "Revolving Loan") and $63.1 million of other loans repaid with the proceeds of the Other Offerings and the dividends incurred on the Company's 8 5/8% Series A Cumulative Redeemable Preferred Stock from January 1, 1997 through the date of the offering of the 8 5/8% Series A Cumulative Redeemable Preferred Stock.

      (d.) Represents the historical revenues and operating expenses of ACP and the ACP Portfolio for the six months ended June 30, 1997 and the historical operations of properties acquired by ACP during 1997 from January 1, 1997 to the respective dates of their acquisition.

      (e.) Reflects the historical revenues and operating expenses of the 1997
           Pending Acquisitions for the six months ended June 30, 1997.

      (f.) Reflects incremental rental revenue for significant leases signed during 1997 related to buildings acquired that were owner-occupied prior to June 30, 1997.

      (g.) Represents the net adjustment to depreciation expense based upon an assumed allocation of the purchase price to land, buildings and development in process. Building depreciation is computed on a straight-line basis using an estimated life of 40 years.

      (h.) Represents the net adjustment to interest expense to reflect interest costs on $391 million in borrowings under the Revolving Loan at an assumed rate of 6.5% (the capped interest rate based on a 30-day LIBOR rate of 5.5% plus 100 basis points) and $90 million in assumed debt at a weighted average interest rate of 8.27%.

      (i.) Represents the net adjustment to minority interest to reflect the pro forma minority interest percentage of 17.9%.

      (j.) Represents the estimated interest expense savings on $166.9 million of the Revolving Loan repaid with the proceeds of the Preferred Stock Offering.

      (k.) Represents the 8% dividend on the shares issued in the Preferred
           Stock Offering.

      (l.) Represents the estimated interest expense savings on $223.9 million of the Revolving Loan repaid with the proceeds of the Common Stock Offering.

                           HIGHWOODS PROPERTIES, INC

       PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                        (IN THOUSANDS, EXCEPT PER SHARE)

                                                                                     CENTURY CENTER                        ACP
                                   CROCKER                               1996         AND ANDERSON        OTHER         PORTFOLIO
              HISTORICAL (A)   TRANSACTION (B)   EAKIN & SMITH (C)   OFFERINGS (D)    TRANSACTIONS    OFFERINGS (H)   HISTORICAL (I)
REVENUE:
 Rental
  property..     $130,848          $47,892            $ 3,000           $    --         $ 27,128(e)     $      --        $ 59,513
 Other
   Income...        7,078           (1,424)               512                --                                --           1,615
                  137,926           46,468              3,512                --           27,128               --          61,128
OPERATING
  EXPENSES:
 Rental
  property..       35,313           15,709                957                --           18,218(e)            --          32,195
Depreciation
   and
   amortization...      22,095       9,048                453                --            5,722(f)            --              --
 INTEREST
   EXPENSE
   Contractual...      24,699       13,048              1,207            (4,504)          10,861(g)        (7,421)             --
Amortization
    of
    deferred
   financing
    costs...        1,911              374                 --             1,059               --               --              --
                   26,610           13,422              1,207            (3,445)          10,861           (7,421)             --
 General and
   administrative..       5,666         271               200                --               --               --              --
   Income
    before
    minority
 interest...       48,242            8,018                695             3,445           (7,673)           7,421          28,933
 Minority
  interest..       (6,782)              --                 --                --               --               --              --
 Income
   before
   extraordinary
   item and
   dividends
   on
   preferred
   shares...       41,460            8,018                695             3,445           (7,673)           7,421          28,933
 Dividends
   on 8 5/8%
   Series A
  Redeemable
   Preferred
   Shares...           --               --                 --                --               --          (10,781)             --
Dividends on
  8% Series
  B
  Redeemable
  Preferred
  Shares....           --               --                 --                --               --               --              --
 Net Income
   available
   for
   common
shareholders
   before
   extraordinary
   item.....     $ 41,460          $ 8,018            $   695           $ 3,445         $ (7,673)       $  (3,360)       $ 28,933
 Net income
   per
   common
   share....     $   1.59
 Weighed
   average
   shares...       26,111

                    1997                            PREFERRED    COMMON
                  PENDING           PRO FORMA        STOCK        STOCK
              ACQUISITIONS (J)     ADJUSTMENTS      OFFERING    OFFERING     PRO FORMA
REVENUE:
 Rental
  property..      $ 13,689           $  3,605(k)    $     --     $     --    $285,675
 Other
   Income...           300                 --             --           --       8,081
                    13,989              3,605             --           --     293,756
OPERATING
  EXPENSES:
 Rental
  property..         6,388                 --             --           --     108,780
Depreciation
   and
   amortizat            --             12,025(l)          --           --      49,343
 INTEREST
   EXPENSE
   Contractu            --             32,877(m)     (10,850)(o)   (14,551)(q)   45,366
Amortization
    of
    deferred
   financing
    costs...            --                 --             --           --       3,344
                        --             32,877        (10,850)     (14,551)     48,710
 General and
   administr            --                 --             --           --       6,137
   Income
    before
    minority
 interest...         7,601            (41,297)        10,850       14,551      80,786
 Minority
  interest..            --             (3,347)(n)     (1,727)(n)    (2,605)(n)  (14,461 )
 Income
   before
   extraordi
   item and
   dividends
   on
   preferred
   shares...         7,601            (44,644)         9,123       11,946      66,325
 Dividends
   on 8 5/8%
   Series A
  Redeemable
   Preferred
   Shares...            --                 --             --           --     (10,781 )
Dividends on
  8% Series
  B
  Redeemable
  Preferred
  Shares....            --                 --        (13,800)(p)        --    (13,800 )
 Net Income
   available
   for
   common
shareholders
   before
   extraordi
   item.....      $  7,601           $(44,644)      $ (4,677)    $ 11,946    $ 41,744
 Net income
   per
   common
   share....                                                                 $    .90
 Weighed
   average
   shares...                                                                   46,537

                           HIGHWOODS PROPERTIES, INC.

             NOTES TO PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed combining statement of operations is presented as if the following transactions had been consummated on January 1, 1996:

      (a.) the acquisition of 70 properties and the business operations of Crocker Realty Trust, Inc. and its affiliates (the "Crocker Transaction");

      (b.) the acquisition of seven properties and 18 acres of development land, a 103,000-square foot suburban office development project and the business operations of Eakin & Smith, Inc. (collectively, the "Eakin & Smith Transaction");

      (c.) the Company's 1996 offerings including: (i) $100 million of 6 3/4%
           Notes due December 1, 2003 and $110 million of 7% Notes due December 1, 2006, (ii) $125 million of 8 5/8% Series A Cumulative Redeemable Preferred Shares, (iii) 2,250,000 shares of Common Stock at $29.50 per share and (iv) 1,093,577 shares of Common Stock at prices of $29.16, $29.01, and $28.86 for 137,198, 344,753 and 611,626 shares, respectively (collectively, the "1996 Offerings");

      (d.) the completion of the Anderson and Century Center Transactions,

      (e.) the completion of the Other Offerings;

      (f.) the completion of the Merger;

      (g.) the completion of the 1997 Pending Acquisitions; and

      (h.) the completion of the Common Stock Offering.

      (i.) the completion of the Preferred Stock Offering.

     This unaudited pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed combining balance sheet of the Company as of June 30, 1997, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996, the unaudited financial statements and related notes of the Company included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and the financial statements and related notes of Associated Capital Properties Portfolio and 1997 Pending Acquisitions included herein.

     The pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the Company's actual results would have been had the aforementioned transactions actually occurred on January 1, 1996 nor does it purport to represent the future operating results of the Company.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

      (a.) Represents the Company's historical statement of operations contained in its Annual Report on Form 10-K for the year ended December 31, 1996.

      (b.) Reflects the historical operations of Crocker Realty Trust, Inc.
           adjusted on a pro forma basis for interest expense, depreciation expense and other items, for the period of time during 1996 prior to its acquisition by the Company.

      (c.) Reflects the historical operations of Eakin & Smith, adjusted on a pro forma basis for interest expense, depreciation expense and other items, for the period of time during 1996 prior to its acquisition by the Company.

      (d.) Reflects the pro forma effects of the 1996 Offerings.

      (e.) Reflects the historical statement of operations of Century Center and Anderson Properties for the year ended December 31, 1996.

      (f.) Reflects the estimated depreciation expense based upon an assumed allocation of the purchase price to land, buildings and development in process and building depreciation computed on a straight-line basis using an estimated life of 40 years.

                           HIGHWOODS PROPERTIES, INC.

      (g.) Reflects the estimated interest expense on the assumed mortgages and notes payable at an average interest rate of 7.15% assumed in the Century Center Transaction and 8.78% for those assumed in the Anderson Transaction and incremental borrowings under the Revolving Loan at an average interest rate of 7%.

      (h.) Reflects the estimated interest expense savings on $127.5 million of the Revolving Loan and $63.1 million of other loans repaid with the proceeds of the Other Offerings and the dividends incurred on the Company's 8 5/8% Series A Cumulative Redeemable Preferred Stock.

      (i.) Represents the historical revenues and operating expenses of the ACP
           Portfolio, for the year ended December 31, 1996, the historical statement of operations from January 1, 1996 to the date of acquisition of the properties that were acquired by ACP in 1996 and the historical statement of operations for the 12 months ended December 31, 1996 of the properties that were acquired by ACP in 1997.

      (j.) Reflects the historical revenues and operating expenses of 1997
           Pending Acquisitions for the year ended December 1996.

      (k.) Reflects incremental rental revenue for significant leases signed during 1997 related to buildings acquired that were owner-occupied prior to December 31, 1996.

      (l.) Represents the net adjustment of depreciation expense based upon an assumed allocation of the purchase price to land, buildings and development in process. Building depreciation is computed on a straight-line basis using an estimated life of 40 years.

     (m.) Represents the net adjustment to interest expense to reflect interest costs on $391 million in borrowings under the Revolving Loan at an assumed rate of 6.5% capped (the effective interest rate based on a 30-day LIBOR rate of 5.5% plus 100 basis points) and $90 million in assumed debt at a weighted average interest rate of 8.25%.

      (n.) Represents the net adjustment to minority interest to reflect the pro forma minority interest percentage of 17.9%.

      (o.) Represents the estimated interest expense savings on $166.9 million of the Revolving Loan repaid with the proceeds of the Preferred Stock Offering.

      (p.) Represents the 8% dividend on the shares issued in the Preferred
           Stock Offering.

      (q.) Represents the estimated interest expense savings on $223.9 million of the Revolving Loan repaid with the proceeds of the Common Stock Offering.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS
HIGHWOODS PROPERTIES, INC.

     We have audited the accompanying combined statement of revenue and certain operating expenses of the Associated Capital Properties Portfolio (as described in Note 1) for the year ended December 31, 1996. This combined statement of revenue and certain operating expenses is the responsibility of the management of the Associated Capital Properties Portfolio. Our responsibility is to express an opinion on the combined statement of revenue and certain operating expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenue and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 for real estate operations acquired by Highwoods Properties, Inc. and is not intended to be a complete presentation of the revenue and expenses of the property and may not be comparable to those resulting from the proposed future operations of the property.

     In our opinion, the combined statement of revenue and certain operating expenses presents fairly, in all material respects, the combined revenue and certain operating expenses, as defined above, of the Associated Capital Properties Portfolio for the year ended December 31, 1996 in conformity with generally accepted accounting principals.

COOPERS & LYBRAND LLP
Memphis, Tennessee
September 12, 1997

                    ASSOCIATED CAPITAL PROPERTIES PORTFOLIO

         COMBINED STATEMENTS OF REVENUE AND CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
          AND THE (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1997 (NOTE 1)
                                 (IN THOUSANDS)

                                                                                                                   SIX MONTHS
                                                                                                                      ENDED
                                                                                                        1996      JUNE 30, 1997
                                                                                                                   (UNAUDITED)
Revenue:
  Rental............................................................................................   $50,026       $30,115
  Tenant reimbursements.............................................................................     9,487         4,576
  Other.............................................................................................     1,615           998
     Total revenue..................................................................................    61,128        35,689
Certain operating expenses:
  Property operating and maintenance................................................................    22,831        11,238
  Property management...............................................................................     2,270         1,419
  Real estate taxes.................................................................................     5,660         3,116
  Insurance.........................................................................................       668           314
  Ground rent.......................................................................................       766           362
     Total certain operating expenses...............................................................    32,195        16,449
  Excess of revenue over certain operating expenses.................................................   $28,933       $19,240

See accompanying notes to statements of revenue and certain operating expenses.

                    ASSOCIATED CAPITAL PROPERTIES PORTFOLIO

     NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     The accompanying combined statements of revenue and certain operating expenses include the combined operations of certain commercial office properties (the "ACP Portfolio") located in Florida which are to be acquired from Associated Capital Properties, Inc. and its affiliates ("ACP"). The properties are to be acquired by Highwoods Properties, Inc. ("Highwoods" or the "Company") pursuant to a Master Agreement of Merger and Acquisition between Highwoods and ACP dated August 27, 1997.

     The ACP Portfolio consists of 77 office properties with approximately 5.4 million rentable square feet located in the Jacksonville, Orlando, South Florida, Tampa and Ft. Myers markets.

  BASIS OF PRESENTATION

     Associated Capital Properties Portfolio is not a legal entity but rather a combination of the operations of certain properties to be acquired by the Company. The accompanying statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired by the Company. The accompanying statements were prepared on a combined basis as the properties being acquired are under common control or management and are being acquired under a single agreement of merger and acquisition.

     The accompanying statements are not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the ACP Portfolio have been excluded. Excluded expenses consist of interest, depreciation and amortization and general and administrative costs.

  REVENUE RECOGNITION

     Rental revenue is recognized on a straight-line basis over the terms of the related leases.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  UNAUDITED INTERIM STATEMENT

     In the opinion of management, the unaudited combined financial statement for the six months ended June 30, 1997 reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the results of the respective interim period. The revenue and certain operating expenses for the interim period is not necessarily indicative of the ACP Portfolio's future revenue and certain operating expenses for a full year.

  PROPERTY MANAGEMENT

     Property management expenses include the direct property management costs incurred by ACP and, for periods prior to ACP management, the fees charged by third-party property managers.

                    ASSOCIATED CAPITAL PROPERTIES PORTFOLIO

         NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN OPERATING
                             EXPENSES -- CONTINUED

NOTE 2. LEASES

     Office space in the ACP Portfolio is generally leased to tenants under lease terms that provide for the tenants to pay for increases in operating expenses in excess of specified amounts.

     The future minimum lease payments to be received under the existing operating leases as of December 31, 1996 are as follows (in thousands):

1997..........................................................................   $ 46,244
1998..........................................................................     37,551
1999..........................................................................     30,489
2000..........................................................................     23,925
2001..........................................................................     17,306
Thereafter....................................................................     68,871

     The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

     Certain properties were substantially occupied by their former owners. The accompanying combined statements of revenues and certain operating expenses does not include any imputed revenues from the former owners up through the dates of acquisition by ACP.

     The following is a summary of these properties and the approximate annual rental rate under lease agreements with the former owner occupants:

                                                                              APPROXIMATE
                                                                  DATE          ANNUAL
PROPERTY NAME                                                   ACQUIRED        RENTAL
Fireman's Fund Building                                       October 1996    $  485,000
Independent Square                                              April 1997     2,160,000
Campus Crusade                                                    May 1997       900,000
Gray Street                                                       May 1997        60,000

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS
HIGHWOODS PROPERTIES, INC.

     We have audited the accompanying combined statement of revenue and certain operating expenses of the 1997 Pending Acquisitions (as described in Note 1) for the year ended December 31, 1996. This combined statement of revenue and certain operating expenses is the responsibility of the owners and property management of the 1997 Pending Acquisitions. Our responsibility is to express an opinion on the statement of revenue and certain operating expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenue and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, for real estate operations acquired by Highwoods Properties, Inc. and is not intended to be a complete presentation of the revenue and expenses of the properties and may not be comparable to those resulting from the proposed future operations of the properties.

     In our opinion, the combined statement of revenue and certain expenses presents fairly, in all material respects, the combined revenue and certain operating expenses, as described in Note 1, of the 1997 Pending Acquisitions for the year ended December 31, 1996, in conformity with generally accepted accounting principals.

COOPERS & LYBRAND LLP
Memphis, Tennessee
September 12, 1997

                           1997 PENDING ACQUISITIONS

         COMBINED STATEMENTS OF REVENUE AND CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
          AND THE (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1997 (NOTE 1)
                                 (IN THOUSANDS)

                                                                                                                   SIX MONTHS
                                                                                                                      ENDED
                                                                                                        1996      JUNE 30, 1997
                                                                                                                   (UNAUDITED)
Revenue:
  Rental............................................................................................   $11,676       $ 6,262
  Tenant reimbursements.............................................................................     1,868           977
  Parking...........................................................................................       145            66
  Other.............................................................................................       300            71
     Total revenue..................................................................................    13,989         7,376
Certain operating expenses:
  Property operating and maintenance................................................................     3,960         1,965
  Property management...............................................................................       615           333
  Real estate taxes.................................................................................     1,545           784
  Insurance.........................................................................................       268           134
     Total certain operating expenses...............................................................     6,388         3,216
  Excess of revenue over certain operating expenses.................................................   $ 7,601       $ 4,160

See accompanying notes to statement of revenue and certain operating expenses.

                           1997 PENDING ACQUISITIONS

         NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN OPERATING
                             EXPENSES -- CONTINUED

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     The accompanying combined statements of revenue and certain operating expenses include the combined operations of certain commercial office properties located in Florida that are pending acquisition in 1997 (the "1997 Pending Acquisitions") by Associated Capital Properties, Inc. and its affiliates ("ACP") from third parties. The properties are to be acquired by Highwoods Properties, Inc. ("Highwoods" or the "Company") pursuant to a Master Agreement of Merger and Acquisition between Highwoods and ACP dated August 27, 1997.

     The 1997 Pending Acquisitions consist of 7 office properties with approximately 1.0 million rentable square feet located in the Orlando and South Florida markets.

  BASIS OF PRESENTATION

     The accompanying statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired by the Company. The accompanying statements were prepared on a combined basis as they are to be acquired by Highwoods pursuant to a single agreement of merger and acquisition. There are no interproperty accounts to be eliminated. The accompanying statements are not representative of the actual operations for the periods presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the 1997 Pending Acquisitions have been excluded.

  REVENUE RECOGNITION

     Rental revenue is recognized on a straight-line basis over the terms of the related leases.

  PROPERTY MANAGEMENT

     Property management expenses include fees charged by third parties under property management agreements.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  UNAUDITED INTERIM STATEMENT

     In the opinion of management, the unaudited combined financial statement for the six months ended June 30, 1997 reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the results of the respective interim period. The revenue and certain operating expenses for the interim period are not necessarily indicative of the 1997 Pending Acquisitions' future revenue and certain operating expenses for a full year.

NOTE 2. LEASES

     Office space in the 1997 Pending Acquisitions is generally leased to tenants under lease terms which provide for the tenants to pay for increases in operating expenses in excess of specified amounts.

     The future minimum lease payments to be received under the existing operating leases as of December 31, 1996 are as follows (in thousands):

1997...........................................................................   $11,055
1998...........................................................................     9,189
1999...........................................................................     6,900
2000...........................................................................     4,799
2001...........................................................................     3,527
Thereafter.....................................................................    13,006

     The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.